As filed with the Securities and Exchange Commission on January 11, 2023.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MYOMO, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3842	47-0944526
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

137 Portland St., 4th Floor

Boston, Massachusetts 02114 (617) 996-9058

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Paul R. Gudonis

President and Chief Executive Officer Myomo, Inc.

137 Portland St., 4th Floor Boston, Massachusetts 02114

(617) 996-9058

(Name, address, including zip code and telephone number, including area code of agent for service)

Copies to:

Mitchell S. Bloom, Esq. James Xu, Esq. Goodwin Procter LLP 100 Northern Avenue Boston, Massachusetts 02210 (617) 570-1000	Paul R. Gudonis President and Chief Executive Officer Myomo, Inc. 137 Portland St., 4th Floor Boston, Massachusetts 02114 (617) 996-9058	James T. Seery, Esq. Duane Morris LLP 1540 Broadway New York, New York 10036 (212) 692-1000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, or Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    333-268705

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, or the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registration Statement shall become effective upon filing in accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND INCORPORATION BY REFERENCE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, or the Securities Act, for the sole purpose of increasing the aggregate offering price of shares of common stock and pre-funded warrants to be offered by Myomo, Inc., or the Registrant, by $1,000,000. The contents of the Registration Statement on Form S-1 (File No. 333-268705) filed by the Registrant with the Securities and Exchange Commission, or the Commission, pursuant to the Securities Act, or the Prior Registration Statement, which was declared effective by the Commission on January 11, 2023, including all exhibits to the Prior Registration Statement, are incorporated by reference into this Registration Statement. The additional securities that are being registered for issuance and sale are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Filing Fees table contained in the Prior Registration Statement.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Marcum LLP, independent registered public accounting firm.

23.2	Consent of Goodwin Procter LLP (included in Exhibit 5.1).

24.1*	Power of Attorney.

107	Filing Fee Table.

*

Previously filed on the signature page to the Registrant’s Registration Statement on Form S-1 (File No. 333-268705), originally filed with the Securities and Exchange Commission on December 7, 2022 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boston, Commonwealth of Massachusetts, on January 11, 2023.

MYOMO, INC.

By:	/s/ Paul R. Gudonis
Name:	Paul R. Gudonis
Title:	Chairman, Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, the registration statement has been signed below by the following persons in the capacities and on the date indicated:

/s/ Paul R. Gudonis		Dated: January 11, 2023
Name:	Paul R. Gudonis
Title:	Chairman, Chief Executive Officer and President (Principal Executive Officer)

/s/ David A. Henry		Dated: January 11, 2023
Name:	David A. Henry
Title:	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

*		Dated: January 11, 2023
Name:	Thomas A. Crowley, Jr.
Title:	Director

*		Dated: January 11, 2023
Name:	Thomas F. Kirk
Title:	Director

*
Name:	Amy Knapp	Dated: January 11, 2023
Title:	Director

*		Dated: January 11, 2023
Name:	Milton Morris
Title:	Director

* By	Paul R. Gudonis
Attorney-in-fact